Exhibit 11 - Calculation of Earnings per Share


                                                            Three Months Ended                      Six Months Ended
(In thousands, except per share amounts)              June 27, 1999    June 28, 1998         June 27, 1999    June 28, 1998
------------------------------------------------------------------------------------         ------------------------------
Basic Earnings per Share:

Income before cumulative effect of a
   change in accounting principle                          $ 12,334         $  8,631              $ 23,716         $ 16,140

Weighted average shares outstanding                          30,166           29,493                30,066           29,392
                                                           -------------------------              -------------------------
Basic earnings per share                                   $   0.41         $   0.29              $   0.79         $   0.55
                                                           =========================              =========================


Diluted Earnings per Share:

Income before cumulative effect of a
   change in accounting principle                          $ 12,334         $  8,631              $ 23,716         $ 16,140

Weighted average shares outstanding                          30,166           29,493                30,066           29,392
Dilutive effect of outstanding common stock options             899            1,157                 1,016            1,005
                                                           -------------------------              -------------------------
Diluted weighted average shares outstanding                  31,065           30,650                31,082           30,397
                                                           -------------------------              -------------------------
Diluted earnings per share                                 $   0.40         $   0.28              $   0.76         $   0.53
                                                           =========================              =========================